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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Amendment No.1 to the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of $200,000,000 5.65% Senior Notes due 2012 and to the incorporation by reference therein of our reports dated February 18, 2003, with respect to the consolidated financial statements and schedule of National-Oilwell, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

April 10, 2003
Houston, Texas